UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 20, 2023, VPR Brands, LP (the “Company”) entered into a Litigation Resolution Agreement and Distributor License (the “Agreement”) by and between the Company and Safa Goods LLC (“Safa”). The Company previously filed (i) a lawsuit in the United States District Court for the Southern District of Florida (Case No. 9:22-cv-81576-AMC) alleging trademark and patent infringement against Shenzhen Weiboli Technology Co. Ltd. (“Weiboli”) and its U.S. master distributors of certain e-cigarette products, and (ii) related cases in the Southern District of Florida against the same defendants, affiliates of defendants, or other distributors of ELFBAR products and products branded using the Company’s registered trademark ELF (collectively, the “Actions”). Pursuant to the terms of the Agreement, the Company and Safa agreed to settle the Actions. Safa agreed to pay the Company, in 18 equal monthly installments, $5,300,197 based on the defendants’ sales of infringing products and an additional $50,000 for the Company’s attorneys’ fees. The Company also granted to Safa a three-year license to the Company’s registered trademark ELF and its U.S. patent number 8,205622 in the U.S. in exchange for payment of a royalty as follows: (i) 9% until Weiboli and the Weiboli affiliates resolve litigation with the Company, if existing or future licensed products is/was purchased by Safa from Weiboli; (ii) 4.5% following resolution of the Weiboli litigation; and (iii) 4.5% if purchased from ELF Brand LLC or other Company appointed suppliers to be determined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2023	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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